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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-2 of AMC Entertainment Inc. of our report dated June 21, 2004, except for Note 17 as to which the date is July 30, 2004, and Note 18 as to which the date is March 4, 2005, relating to the financial statements of AMC Entertainment Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM